                                                                                                                   Exhibit 11(a)
                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   (Amounts in Millions Except Per Share Data)


                                                                                For The Year Ended
                                                     December 31, 1996           December 31, 1995            December 31, 1994
                                                    Amount    Per Share         Amount    Per Share          Amount    Per Share
                                                    ------    ---------         ------    ---------          ------    ---------

Primary:

Average shares outstanding                           88.9                        85.7                         84.3

Dilutive stock options and stock issuable
   under employee benefit plans--based on
   the Treasury stock method using the
   average market price                               2.4                         2.2                        (Note 1)
                                                   ------                      ------                         -----

Adjusted shares outstanding                          91.3                        87.9                          84.3
                                                   ======                      ======                        ======

Earnings from continuing operations                $159.2                      $216.5                        $ 89.9

Less preferred stock dividend                         9.1                        11.6                          11.6
                                                   ------                      -------                       ------

Earnings from continuing operations
   attributable to common stock                    $150.1       $1.64          $204.9       $2.33            $ 78.3       $.93
                                                   ======       =====          ======       =====            ======       ====


Assuming full dilution:

Average shares outstanding                           88.9                        85.7                          84.3

Dilutive stock options and stock issuable
   under employee benefit plans--based on
   the Treasury stock method using the
   higher of the average market price or
   ending market price                                2.4                         2.6                        (Note 1)
                                                   ------                      ------                        --------

Adjusted shares outstanding                          91.3                        88.3                           84.3

Average shares assumed to be converted
   through convertible  preferred stock               5.0   (Note 4)              6.4   (Note 3)                 6.3   (Note 2)
                                                   ------                      ------                         ------

Fully diluted average shares outstanding             96.3                        94.7                           90.6
                                                   ======                      ======                         ======

Earnings from continuing operations                $159.2       $1.65          $216.5       $2.29             $ 89.9       $.99
                                                   ======       =====          ======       =====             ======       ====



Notes:      1.  Dilutive effect of common stock equivalents is less than 3% for the year ended December 31, 1994, and has not been shown.
            2.  The assumed conversion of convertible preferred stock is anti-
                dilutive and, therefore, is not used in the calculation of fully diluted earnings per share included in the financial statements.
            3.  Difference from prior year is due to rounding.
            4.  Represents the dilutive effect of convertible preferred stock prior to its conversion into common stock on October 14, 1996.

                                                                                                                  Exhibit 11(b)
                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   (Amounts in Millions Except Per Share Data)


                                                                                For The Year Ended
                                                     December 31, 1996           December 31, 1995            December 31, 1994
                                                    Amount    Per Share         Amount    Per Share          Amount    Per Share
                                                    ------    ---------         ------    ---------          ------    ---------
Average shares outstanding                           88.9                        85.7                           84.3

Dilutive stock options and stock issuable
   under employee benefit plans--based on
   the Treasury stock method using the
   average market price                               2.4                         2.2                        (Note 1)
                                                    -----                      ------                        --------

Adjusted shares outstanding                          91.3                        87.9                           84.3
                                                    =====                      ======                         ======

Net earnings                                       $229.6                      $224.0                         $127.4

Less preferred stock dividend                         9.1                        11.6                           11.6
                                                   ------                      ------                         ------

Net earnings attributable to common stock          $220.5       $2.41          $212.4       $2.42             $115.8        $1.37
                                                   ======       =====          ======       =====             ======        =====


Assuming fully dilution:

Average shares outstanding                           88.9                        85.7                           84.3

Dilutive stock options and stock issuable
   under employee benefit plans--based on
   the Treasury stock method using the
   higher of the average market price or
   ending market price                                2.4                         2.6                        (Note 1)
                                                   ------                      ------                        --------

Adjusted shares outstanding                          91.3                        88.3                           84.3

Average shares assumed to be converted
   through convertible preferred stock                5.0    (Note 4)             6.4    (Note 3)                6.3     (Note 2)
                                                   ------                      ------                         ------

Fully diluted average shares outstanding             96.3                        94.7                           90.6
                                                   ======                      ======                         ======

Net earnings                                       $229.6       $2.38          $224.0       $2.37             $127.4        $1.41
                                                   ======       =====          ======       =====             ======        =====



Notes:      1.  Dilutive effect of common stock equivalents is less than 3% for the year ended December 31, 1994, and has not been shown.
            2.  The assumed conversion of convertible  preferred stock is anti-
                dilutive and, therefore, is not used in the calculation of fully diluted earnings per share included in the financial statements.
            3.  Difference from prior year is due to rounding.
            4.  Represents the dilutive effect of convertible preferred stock prior to its conversion into common stock on October 14, 1996.